UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2026

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2029	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2031	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.650% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC
3.625% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Severance Arrangements

On February 6, 2026, the Talent, Culture and Compensation Committee (the “Committee”) of the Board of Directors of Equinix, Inc. (“Equinix” or the “Company”) adopted an Executive Severance Plan (the “Severance Plan”), which will provide severance payments and benefits to eligible executives of the Company, including our executive officers (other than our Chief Executive Officer) (“Participants”) in connection with certain terminations of employment. In addition, the Committee approved amendments to our Chief Executive Officer’s severance agreement to better align certain of her severance benefits to those in the Severance Plan.

For Participants, the Severance Plan supersedes and replaces the Company’s current severance practices and is intended to provide a transparent, structured and standardized framework for providing separation benefits, including severance pay, to Participants who are involuntarily terminated from employment.

Severance Plan

The Severance Plan includes the following terms and conditions:

If a Participant’s employment is terminated by the Company without Cause (as defined in the Severance Plan) or the Participant resigns from the Company for Good Reason (as defined in the Severance Plan), other than in a Change in Control Termination (as defined below), then the Participant is entitled to receive separation benefits consisting of (i) an amount equal to the sum of the Participant’s annual base salary and target annual bonus, paid over 12 months; (ii) any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year of the Participant’s termination; (iii) continued vesting of the Participant’s outstanding equity awards during the 12 months following termination; (iv) either continued group health plan coverage or payment of the applicable COBRA premium payments for the Participant and the Participant’s eligible dependents for a period of up to 12 months; and (v) outplacement services having a value of up to $10,000.

If a Participant’s employment is terminated by the Company without Cause or the Participant resigns for Good Reason, in either case, within three months prior to a change in control or within 12 months following a change in control (such termination, a “Change in Control Termination”), then in lieu of the severance benefits described above, the Participant is entitled to receive separation benefits consisting of: (i) a lump sum payment equal to two times the sum of the Participant’s annual base salary and target annual bonus; (ii) any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year of the Participant’s termination; (iii) accelerated vesting of 100% of each outstanding equity award that the Participant holds as of the termination date, with exceptions for equity awards whose vesting is based on the achievement of certain performance conditions; (iv) either continued group health plan coverage or payment of the applicable COBRA premium payments for the Participant and the Participant’s eligible dependents for a period of up to 18 months; and (v) outplacement services having a value of up to $10,000.

For purposes of the Severance Plan, “change in control” has the meaning given in Equinix’s 2020 Equity Incentive Plan, as amended from time to time, or any successor omnibus equity plan. Payment of any severance benefits is conditioned upon the Participant executing a release of claims.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Aside for certain executives located outside the United States, in connection with an executive’s selection to be a Participant in the Severance Plan, any executive that was party to a Change in Control Severance Agreement or other existing severance agreement with Equinix agreed to terminate such agreement, such that the executive’s severance benefits will be governed solely by the Severance Plan.

Amendment to Chief Executive Officer Severance Agreement

The Company’s Chief Executive Officer, Adaire Fox-Martin, is not a participant in the Severance Plan. Ms. Fox-Martin was party to a Severance Agreement dated June 3, 2024. The Company and Ms. Fox-Martin have agreed to modify Ms. Fox-Martin’s severance benefits by entering into an Amended and Restated Severance Agreement dated February 6, 2026 (the “Amended Agreement”) to better align certain of her severance benefits to those in the Severance Plan. Changes to Ms. Fox-Martin’s severance benefits reflected in the Amended Agreement include (i) the elimination of the three-year term; (ii) the addition of continued vesting of her outstanding equity awards during the 12 months following a termination absent a Change in Control (replacing the previous benefit of certain pro rata vesting of equity awards); and (iii) the addition of outplacement services having a value of up to $10,000.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Approval of the 2026 Global Annual Incentive Plan

On February 6, 2026, the Committee also approved the Equinix 2026 Global Annual Incentive Plan (the “2026 Plan”) for eligible employees of the Company, including our executive officers.

Under the 2026 Plan, an annual target bonus amount will be assigned to each executive officer, ranging from 100% to 200% of base salary, and to the extent earned will be payable to the executive officer in fully vested restricted stock units (“RSUs”) under Equinix’s 2020 Equity Incentive Plan (unless such executive officer resides outside the United States in which case the bonus amount will be paid in cash). This payment in fully vested RSUs for 2026 allows the Company to retain more cash in the business to fund its investments and also aligns the executives’ incentives with its shareholders’ interests. For executive officers, awards will be capped at the maximum payout (132% of annual target bonus), with no greater payout for individual over-performance.

The actual annual bonus is determined on the basis of Equinix’s performance against revenue (weighted at 50%) and adjusted funds from operations per share of common stock outstanding (“AFFO/Share”) (weighted at 50%) goals, based on the Board-approved operating plan, adjusted from time to time throughout the plan year (the “Goals”). In addition, Equinix has included a strategic modifier (the “Strategic Modifier”) in the 2026 Plan for leaders at the VP level and above, including executive officers. Such Strategic Modifier is based on the level of achievement of goals relating (i) to interconnection revenue growth (weighted at 50%) and (ii) to environmental and social metrics across the areas of energy efficiency, renewable energy, green finance and increased internal hiring (weighted at 50%, or 12.5% per measured metric). Equinix believes the Strategic Modifier supports and aligns executive compensation with key Equinix strategic priorities.

Performance may be adjusted for the impact of one-time events affecting the operating plan, including but not limited to expansion projects or acquisitions not contemplated in the approved operating plan, and for the impact of fluctuations in foreign currencies against the foreign currency rates applied in the operating plan. 100% of the 2026 Plan will be funded if the Goals are met. For every 1% below the Goal for revenue, the revenue portion of the bonus pool shall be reduced by 20%. For every 1% below the Goal for AFFO/Share, the AFFO/Share portion of the bonus pool shall be reduced by 20%, and for every 1% above the Goal for AFFO/Share, the AFFO/Share portion of the bonus pool shall be increased by 13.33% up to a maximum of 3% above Goal. No bonuses will be paid if either revenue or AFFO/Share are 95% or less of the Goals. To the extent the Goals are met, the Strategic Modifier will influence the final payout, either upwards or downwards by up to 10%, for leaders at the VP level and above, including executive officers.

In addition, in its discretion, the Committee may reduce or eliminate the actual award that otherwise would be payable under the 2026 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: February 12, 2026	By: /s/ Keith D. Taylor Name: Keith D. Taylor Title: Chief Financial Officer